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CMS ENERGY
Fairlane Plaza South
330 Town Center Drive
Suite 1100
Dearborn, MI  48126-2712
Tel: 313 436 9200
Fax: 313 436 9225


February 27, 1998

Mr. Alan M. Wright and
Mr. Thomas A. McNish
Fairlane Plaza South, Suite 1100
330 Town Center Drive
Dearborn, MI 48126

CMS Energy Corporation is required to file an Annual Report on Form 10-K for the year ended December 31, 1997 with the Securities and Exchange Commission within 90 days after the end of the year.

We hereby make, constitute and appoint each of you our true and lawful attorney for each of us and in each of our names, places and steads to sign and cause to be filed with the Securities and Exchange Commission said Annual Report with any necessary exhibits, and any amendments thereto that may be required.

Very truly yours,



   /s/ William T. McCormick, Jr.              /s/ Victor J. Fryling
      William T. McCormick, Jr.                Victor J. Fryling




          /s/ John Deutch                       /s/ W. U. Parfet
           John M. Deutch                      William U. Parfet




      /s/ James J. Duderstadt                /s/ Percy A. Pierre
         James J. Duderstadt                    Percy A. Pierre




        /s/ K. R. Flaherty                       /s/ Whipple
        Kathleen R. Flaherty                    Kenneth Whipple




        /s/ Earl D. Holton                   /s/ John B. Yasinsky
           Earl D. Holton                      John B. Yasinsky
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